2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1/A2, amended registration statement, of our review report dated November 21, 2012 and January 9, 2013 on the unaudited interim financial statements as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

January 29, 2013

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362